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                                                                    EXHIBIT 3.14

                                                   13714608
                                                   ENDORSED
                                                     FILED
                                         in the office of the Secretary
                                         of State of the State of California
                                                  MAY 16 1986
                                         MARCH FONG EU, Secretary of State

                          ARTICLES OF INCORPORATION OF

                                 INLAND RADIO, INC.
                          ---------------------------

     ONE:   The name of this Corporation is Inland Radio, Inc.

     TWO:   The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in this state of the Corporation's initial agent for service of process is Edward G. Atsinger, III, 2310 Ponderosa Drive, Suite 29, Camarillo, California 93010.

     FOUR: The total number of shares which the Corporation is authorized to issue is one hundred thousand (100,000).

     Dated:  May 15, 1986

                                             /s/ Stuart A. Comis
                                             -----------------------
                                             STUART A. COMIS
                                             Sole Incorporator

     I declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.


                                             /s/ Stuart A. Comis
                                             -----------------------
                                             STUART A. COMIS
                                             Sole Incorporator